Exhibit 99.3     Proxy Statement

BOURBON BANCSHARES, INC.
400 Main Street
Paris, Kentucky 40361

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 25, 2003

                                                May 19, 2003
To our Shareholders:

The annual meeting of the shareholders of Bourbon Bancshares, Inc. (the "Company") will be held on Wednesday, June 25, 2003 at 11:00 a.m. local time, at the Main Office of Kentucky Bank at Main and Fourth Streets, Paris, Kentucky, for the purposes of:

1.	Election of directors: To elect three Class I directors

2.	Amendment of the Company's Amended and Restated Articles of
Incorporation: To change the Company's name to Kentucky Bancshares,
Inc.

3.	Other Business:  To act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.  The
Board of Directors does not know of any other matter to come before the Annual Meeting.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy statement accompanying this Notice. Only those holders of record of the corporation's common stock at the close of business on May 8, 2003, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

All Shareholders are cordially invited to attend the Annual Meeting, but whether or not you expect to attend the Annual Meeting in person, please sign and date the enclosed Proxy and return it promptly so your stock may be voted.

Thank you for your time and consideration. Please feel free to contact my office should you have any questions.

                        BY ORDER OF THE BOARD OF DIRECTORS

                        /s/Buckner Woodford IV

                        Buckner Woodford IV
                        President, Bourbon Bancshares, Inc.

YOUR VOTE IS IMPORTANT

PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IMMEDIATELY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.


BOURBON BANCSHARES, INC.

PROXY STATEMENT

Introduction

     This Proxy Statement is being furnished to shareholders of Bourbon Bancshares, Inc., a Kentucky corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of record of the Company's outstanding Common Shares (the "Common Shares") as of the close of business on May 8, 2003 (the "Annual Meeting Record Date"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, June 25, 2003, at 11:00 a.m. (Eastern Daylight Time) in the Board Room of Kentucky Bank, Fourth and Main Streets, Paris, Kentucky, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to the Company's shareholders on or about May 19, 2003. The principal executive offices of the Company are located at Fourth and Main Streets, Paris, Kentucky 40361. Its telephone number is (859) 987-1795.

Purposes of the Annual Meeting

     At the Annual Meeting, holders of Common Shares will be asked to consider and to vote upon the following matters:

(1)   To elect three Class I directors;
(2)   To change the Company's name to Kentucky Bancshares, Inc.; and
(3) To transact such other business as may properly come before the meeting.

     The Board recommends that shareholders vote FOR the election of the Board's nominees for Class I directors and FOR the change of the Company's name. The Board believes that the name change will establish a recognizable connection between the holding company's name and its banking operations through its subsidiary, Kentucky Bank. As of the date of this Proxy Statement, the Board knows of no other business to come before the Annual Meeting.

Voting Rights and Proxy Information

     Only holders of record of Common Shares as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Annual Meeting Record Date there were 2,777,270 Common Shares outstanding and entitled to vote at the Annual Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding Common Shares as of the Annual Meeting Record Date is necessary to constitute a quorum at the Annual Meeting. Holders of Common Shares are entitled to one vote per share on any matter, other than the election of directors, that may properly come before the Annual Meeting. In the election of directors, holders of Common Shares have cumulative voting rights whereby each holder is entitled to vote the number of Common Shares owned multiplied by three (the number of directors to be elected at the Annual Meeting), and each holder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates. The Board of Directors is soliciting discretionary authority for the individuals appointed in the proxies to cumulate votes represented by properly executed proxies and to vote for less than all the Company's nominees to the Board if deemed appropriate to ensure the election of as many of the Company's nominees to the Board as possible.

     Those persons receiving the three highest number of votes in the election of directors will be elected to the Board.

     All Common Shares that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted "FOR" the election of the Board's three nominees as Class I directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board's nominees) and "FOR" the change of the Company's name to Kentucky Bancshares, Inc.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by
(i) filing with the Company, to the attention of Gregory J. Dawson, Secretary, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same Common Shares and delivering it to the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Bourbon Bancshares, Inc., P. O. Box 157, Paris, Kentucky 40362-0157, Attention Gregory J. Dawson, Secretary.

     The Company will bear the cost of the solicitation of proxies by the Board in connection with the Annual Meeting. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Shares, and will reimburse them for their expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies without additional remuneration therefore, by personal interview, mail, telephone, facsimile or other electronic means.

Item 1 - Election of Directors

     Under the Company's Amended and Restated Articles of Incorporation, the Board of Directors consists of three different classes (Class I, Class II and Class III), each to serve, subject to the provisions of the Amended and Restated Articles of Incorporation and Bylaws, for a three year term and until his successor is duly elected and qualified. Except as listed below, each nominee for a Class I directorship has held the specified position for the last five years. The names of the nominees proposed for election as Class I directors, two of which are presently directors of the Company, are set forth below. The Company is not aware of any other individual who may be nominated for election to the Board of Directors at the Annual Meeting.

     William R. Stamler is chairman of Signal Investments, Inc. He became a director of the Company in 1988.

     Buckner Woodford IV is chairman and CEO of Kentucky Bank, and President and CEO of Bourbon Bancshares. He became a director of the Company in 1982.

     Ted McClain is an agent with Hopewell Insurance Company. He became a director of Kentucky Bank in 2002.

     The Board of Directors does not contemplate that any of the nominees will be unable to accept election as a director for any reason. However, if one or more of such nominees is unable or unwilling to accept or is unavailable to serve, the persons named in the proxies or their substitutes shall have authority, according to their judgment, to vote or to refrain from voting for other individuals as directors.

     The Board recommends that shareholders vote "FOR" each of the above nominees for election as Class I directors of the Company.


Item 2 - Company Name Change

     The Board has approved an amendment to Article First of the Company's Amended and Restated Articles of Incorporation which will change the name of the Company to Kentucky Bancshares, Inc. The Board recommended that this amendment be submitted to the shareholders for approval at the 2003 Annual Meeting. The Board believes that approval of the amendment changing the name to Kentucky Bancshares, Inc. is in the best interest of the Company and its shareholders. The Board believes that the name change will establish a recognizable connection between the holding company's name and its banking operations through its subsidiary, Kentucky Bank.

     The name change of the Company will not in any way affect the validity of currently outstanding stock certificates. You will not be required to surrender or exchange any stock certificates that you currently hold. New share certificates issued upon transfer of shares will bear the name "Kentucky Bancshares, Inc." The Board believes that adoption of the proposed amendment to the Amended and Restated Articles of Incorporation is in the best interests of the Company and its shareholders. The Board is proposing that Article First of the Amended and Restated Articles of Incorporation be amended, to read in its entirety, as follows:

"FIRST:  The Corporation's name shall be Kentucky Bancshares, Inc."

     The Board recommends that shareholders vote "FOR" the change of the Company's name.

Item 3 - Other Matters

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.


                                    By Order of the Board of Directors

                                    /s/Gregory J. Dawson

                                    Gregory J. Dawson, Secretary

                                    May 19, 2003


This Proxy Form is Solicited by the Board of Directors

Bourbon Bancshares, Inc.
Paris, Kentucky

     The undersigned hereby appoints Buckner Woodford IV and Gregory J. Dawson, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock which I held of record or am otherwise entitled to vote at the close of business on May 8, 2003, at the 2003 Annual Meeting of Shareholders to be held on June 25, 2003 and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

I.    ELECTION OF DIRECTORS

__    FOR all nominees listed below (except as otherwise indicated
below)

__    AGAINST all nominees listed below

     Ted McClain, William Stamler, Buckner Woodford IV

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line)

_____________________________________________________________________________

II.    CHANGE OF COMPANY'S NAME TO KENTUCKY BANCSHARES, INC.

      __    FOR

      __    AGAINST

III. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual
Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM I AND "FOR" THE COMPANY'S NAME CHANGE.

(PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)

     This proxy form relates to ALL shares owned by the undersigned.

     This proxy form is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy form will be voted "FOR" all of the nominees listed in Item 1 and "FOR" the Company's name change in Item 2.

     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

DATE___________, 2003
                                          ________________________________
                                             Signature

                                          ________________________________
                                             Signature if held jointly

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